EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Annual Report (Form 10-K) of Libbey Inc., of our reports dated March 17, 2008, with respect to the consolidated financial statements and schedule of Libbey Inc. and the effectiveness of internal control over financial reporting of Libbey Inc. included in the 2007 Annual Report to Shareholders of Libbey Inc.
We consent to the incorporation by reference in the following Registration Statements:

Form S-3	No. 333-28735	Registration and Related Prospectus for 2,000,000 shares of common stock

	No. 333-147754	Registration and Related Prospectus for 485,309 shares of common stock

Form S-8	No. 33-64726	Libbey Inc. Retirement Savings Plan and the
Libbey Inc. Supplemental Retirement Plan
(formally known as Libbey Inc. Stock Purchase and Retirement Savings Plan and the Libbey Inc. Stock Purchase and Supplemental Retirement Plan, respectively)

	No. 33-80448	Libbey Inc. Stock Option Plan for Key Employees
	No. 33-98234	Libbey Inc. Amended and Restated Stock Option
Plan for Key Employees
	No. 333-49082	The 1999 Equity Participation Plan of Libbey Inc.
	No. 333-88752	Libbey Inc. 2002 Employee Stock Purchase Plan
	No. 333-119413	Amended and Restated 1999 Equity Participation
Plan of Libbey Inc.
	No. 333-139089	Libbey Inc. 2006 Omnibus Incentive Plan
ERNST & YOUNG LLP
Toledo, Ohio
March 17, 2008